UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 14, 2018 (August 10, 2018)

BROOKFIELD DTLA FUND OFFICE
TRUST INVESTOR INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36135	04-2616226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York 10281

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code)

(212) 417-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2018, Ricky Tang resigned as a member of the Board of Directors (the “Board”) of Brookfield DTLA Fund Office Trust Investor Inc. (the “Company”). Mr. Tang’s resignation was not due to any disagreement between Mr. Tang and the Company on any matters relating to the Company’s operations, practices or policies. Mr. Tang will not be receiving any separation or severance payments from the Company.

On August 10, 2018, the remaining members of the Board appointed Murray Goldfarb to fill the vacancy on the Board created by Mr. Tang’s resignation and resolved that Mr. Goldfarb shall hold office until the next annual election of directors of the Company and until a successor is elected and qualified, or until his earlier resignation or removal. The Board appointed Mr. Goldfarb as a director based on, among other factors, his knowledge of the Company and his experience in legal matters and commercial real estate. Mr. Goldfarb was not, and as of the date of this Current Report is not expected to be, named to any committees of the Board. Mr. Goldfarb, age 43 and a United States citizen, is a Managing Partner in Brookfield Asset Management’s real estate group and will continue in that position. He has been employed by Brookfield Asset Management (together with its subsidiaries excluding the Company and its subsidiaries, “Brookfield”) since 2012. Prior to joining Brookfield, Mr. Goldfarb was a partner at the law firm of Fried, Frank, Harris, Shriver & Jacobson.

On August 10, 2018, Edward F. Beisner resigned as Chief Financial Officer of the Company (“CFO”), effective as of August 15, 2018.

On August 10, 2018, the Board appointed Bryan Smith as CFO effective as of the date of Mr. Beisner’s resignation and resolved that Mr. Smith shall hold office until a successor is elected and qualified, or until his earlier resignation or removal. The Board appointed Mr. Smith as CFO based on, among other factors, his experience in financial matters and commercial real estate. Mr. Smith, age 48 and a United States citizen, is a Senior Vice President in Brookfield Asset Management’s real estate group and will continue in that position. He has been employed by Brookfield since March 2018. Prior to joining Brookfield, Mr. Smith was the CFO of US Real Estate at The Carlyle Group since June 2013.

Mr. Goldfarb will be compensated for his service on the Board, and Mr. Smith will be compensated for his service as CFO, pursuant to existing arrangements with Brookfield Asset Management. They will not receive any additional compensation from the Company for their service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

	By:	/s/ Michelle L. Campbell
		Name:	Michelle L. Campbell
Dated: August 14, 2018		Title:	Senior Vice President, Secretary